UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2022, SEACOR Marine Holdings Inc. (“SEACOR Marine”), SEACOR Marine Foreign Holdings Inc., a wholly owned subsidiary of SEACOR Marine, and certain vessel-owning subsidiaries of SEACOR Marine, entered into Amendment No. 4 (“Amendment No. 4”) to that certain $130 million loan facility with a syndicate of lenders administered by DNB Bank ASA, New York Branch, dated as of September 26, 2018 and as amended on August 6, 2019, November 26, 2019, December 13, 2019 and June 29, 2020 (the “Credit Facility”), and in connection therewith SEACOR Marine entered into the Amended and Restated Guaranty, dated as of June 15, 2022, by SEACOR Marine in favor of DNB Bank ASA, New York Branch, as security trustee (the “A&R Guaranty”).

Amendment No. 4 and the A&R Guaranty provide for, among other things, (i) an increase in the Margin (as defined in the Credit Facility) from 3.75% per annum to 4.75% per annum through December 31, 2022 at which point the Margin will revert to 3.75%, (ii) the modification of certain financial maintenance and restrictive covenants contained in the guaranty provided by SEACOR Marine with respect to the Credit Facility, including to amend the definition of cash and cash equivalents to include 35% of the accounts receivable as reported in SEACOR Marine’s financial statements for the second, third and fourth quarter of fiscal year 2022 and to amend the interest coverage ratio through December 31, 2022 and (iii) such other terms and provisions of the Credit Facility as set forth therein.

The foregoing description of Amendment No. 4 and the A&R Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is filed as Exhibit 10.1 hereto, and the full text of the A&R Guaranty, a copy of which is filed as Exhibit 10.2 hereto, and the terms of each of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement and Parent Guaranty, dated as of June 15, 2022, by and among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., DNB Bank ASA, New York Branch, DNB Capital LLC, Clifford Capital Pte. Ltd., Hancock Whitney Bank, Citicorp North America, Inc., and the entities identified on schedules thereto.

10.2	Amended and Restated Guaranty, dated as of June 15, 2022, by SEACOR Marine Holdings Inc. in favor of DNB Bank ASA, New York Branch, as security trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

June 17, 2022	By:	/s/ John Gellert
	Name:	John Gellert
	Title:	President and Chief Executive Officer